As filed with the Securities and Exchange Commission on December 28, 1999
                               Registration No. 333-_______

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ___________________
                                  FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                            ___________________

                        WYNN'S INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)
                             ___________________
       Delaware                                          95-2854312
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                         Identification No.)


              500 North State College Boulevard, Suite 700,
                       Orange, California 92868-1604
                           (714) 938-3700
        (Address and telephone number of principal executive offices)
                            ___________________
                   WYNN'S INTERNATIONAL, INC. 1999 STOCK AWARDS PLAN
                            (Full title of the plan)
                              ___________________
                            GREGG M. GIBBONS, ESQ.
                       Vice President-Corporate Affairs and
                                General Counsel
                         Wynn's International, Inc.
                  500 North State College Boulevard, Suite 700
                         Orange, California 92868-1604
                    (Name and address of agent for service)
                               ___________________
              Telephone number, including area code, of agent
                         for service: (714) 938-3700
                            ___________________

                       CALCULATION  OF REGISTRATION  FEE

                                  Proposed    Proposed
                                  maximum     maximum
Title of          Amount          offering    aggregate        Amount of
securities        to be           price       offering         registration
to be             registered      per unit    price            fee
registered

Common Stock,  1,500,000(1)(2)  $13.46875(3) $20,203,125(3)    $5,334(3)
$1.00 par      shares
value per
share


(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Wynn's International, Inc. 1999 Stock Awards Plan (the "Plan") may become subject to the Plan.

(2) Each share is accompanied by a Preferred Stock Purchase Right pursuant to the Registrant's Shareholder Rights Agreement, dated as of March 3, 1989, as amended, with ChaseMellon
    Shareholder Services, L.L.C., as Rights Agent.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on December 22, 1999, as reported on the New
    York Stock Exchange and published in The Western Edition of The Wall Street Journal.


The Exhibit Index for this Registration Statement is at page 8.

                                 PART I
                     INFORMATION REQUIRED IN THE
                      SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                               PART II
                      INFORMATION REQUIRED IN THE
                        REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents of Wynn's International, Inc. (the
"Company") filed with the Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1998;

     (b) Quarterly Reports on Forms 10-Q for the Company's quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999; and

     (c) The description of the Company's Common Stock contained in its Registration Statement filed under Section 12 of the Securities Exchange Act, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange
Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The Company's Common Stock, par value $1.00 per share (the
"Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

     The validity of the issuance of the shares of Common Stock registered hereby is passed upon by Gregg M. Gibbons. Mr. Gibbons is the Company's Vice President - Corporate Affairs and General Counsel and is compensated as an employee of the Company. At the time of the effectiveness of this Registration Statement, Mr. Gibbons owned shares of the Company's Common Stock, held options to purchase shares of the Company's Common Stock, and was eligible to participate in the Plan.

Item 6.  Indemnification of Directors and Officers

     Delaware General Corporation Law, the Company's Bylaws and indemnification agreements between the Company and its directors and selected officers provide for the indemnification of directors and officers under certain circumstances. The Company also maintains an insurance policy insuring its officers and directors against claims made during the periods of the policies and against liabilities arising from such claims from certain wrongful acts in the officers' and directors' capacities as officers and directors of the Company and its subsidiaries.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See the attached Exhibit Index at page 8.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
      Statement:

               (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
               Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 28th day of December, 1999

                                 By: /s/ James Carroll
                                     ---------------------------
                                     James Carroll, Chairman
                                     and Chief Executive Officer


                           POWER OF ATTORNEY


     Each person whose signature appears below constitutes and appoints James Carroll, John W. Huber, Seymour A. Schlosser, and Gregg M. Gibbons, or any of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




     Signature                        Title                    Date
-----------------------       -----------------------      ------------------

/s/ James Carroll              Chairman and Chief           December 28,1999
-----------------------        Executive Officer
James Carroll                  (Principal Executive
                               Officer)

/s/ Seymour A. Schlosser       Vice President-             December 28, 1999
------------------------       Finance and Chief
Seymour A. Schlosser           Financial Officer
                               (Principal Financial
                               and Accounting
                               Officer)

*__________________            Director
 Barton Beek

*__________________            Director
 Bryan L. Herrmann

*__________________            Director
 Robert H. Hood, Jr.

*__________________            Director
 Richard L. Nelson

*__________________            Director
 Donald C. Trauscht

*_________________             Director
 James D. Woods

* By: /s/ Seymour A. Schlosser                            December 28, 1999
      ---------------------------
      Seymour A. Schlosser
      Attorney-In-Fact



                          EXHIBIT INDEX
Exhibit
Number                Description of Exhibit

4.1          Wynn's International, Inc. 1999 Stock Awards Plan.

4.2          Amendment No. 1 to Wynn's International, Inc.
             1999 Stock Awards Plan.

5.           Opinion of Counsel (opinion re legality).

23.1 Consent of Ernst & Young LLP (consent of independent auditors).

23.2         Consent of Counsel (included in Exhibit 5).

24.1         Power of Attorney (included in this Registration
             Statement under "Signatures").

24.2         Power of Attorney, dated December 21, 1999, of
             Barton Beek.

24.3         Power of Attorney, dated December 21, 1999, of
             Bryan L. Herrmann.

24.4         Power of Attorney, dated December 21, 1999, of
             Robert H. Hood, Jr.

24.5         Power of Attorney, dated December 21, 1999, of
             Richard L. Nelson.

24.6         Power of Attorney, dated December 21, 1999, of
             Donald C. Trauscht.

24.7         Power of Attorney, dated December 21, 1999, of
             James D. Woods.